Exhibit 10.33

ALLONGE NO. 2 TO

PROMISSORY NOTE

TO JH REALTY, LLC

This Allonge No. 2 to Promissory Note (the “Allonge No. 2”), dated as of December 31, 2008, is attached to and forms a part of the Promissory Note dated December 31, 2007 (the “Note”) and the Allonge to Promissory Note dated March 31, 2008, made by SPHERIC TECHNOLOGIES, INC., a Nevada corporation (the “Company”), payable to the order of J H Realty, an Arizona limited liability company (the “Holder”), in the original principal amount of $62,000.

1.	The Note is hereby amended to provide that it is due and payable in full on June 30, 2009.

2.	In all other respects, the Note and the Allonge are confirmed, ratified, and approved and, as amended by this Allonge No. 2, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have caused this Allonge No. 2 to Promissory Note to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

SPHERIC TECHNOLOGIES, INC.

By:	/s/ Michael Kirksey
Its:	Michael Kirksey Executive Vice President and COO

Accepted and agreed to: JH REALTY, LLC

By:	/s/ Joseph Hines
Its:	Joseph Hines President